As filed with the Securities and Exchange Commission on August 27, 2001
                                                      Registration No. 333-38222

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               --------------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  STAPLES, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         -------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2896127
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

               500 Staples Drive, Framingham, Massachusetts 01702
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

            Staples, Inc. International Employee Stock Purchase Plan
            --------------------------------------------------------
                            (Full title of the plan)

                                 John J. Mahoney
              Executive Vice President, Chief Financial Officer and
                          Chief Administrative Officer
                                  Staples, Inc.
                                500 Staples Drive
                         Framingham, Massachusetts 01702
                                 (508) 253-5000
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              Mark G. Borden, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000



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                   DEREGISTRATION OF STAPLES.COM COMMON STOCK

On May 31, 2000, Staples, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-38222 (the "Registration Statement"), for the sale of 125,000 shares of Staples.com Common Stock, par value $0.0006 (the "Staples.com Stock"), and 125,000 shares of Staples Retail and Delivery Common Stock, par value $0.0006 (the "Staples RD Stock"), of the Company under the Staples, Inc. International Employee Stock Purchase Plan (the "Plan"). On August 27, 2001, the Company amended its Certificate of Incorporation to effect a recapitalization (the "Recapitalization") by eliminating the Registrant's existing two separate series of common stock and reclassifying each issued and outstanding share of Staples.com Stock (after giving effect to the one-for-two reverse split of the Staples.com Stock effected by a share exchange on April 5, 2000, and including treasury shares) into 0.4396 shares of Staples Common Stock, and providing further, that the Registrant may no longer issue common stock in series. As a result of the Recapitalization, no further shares of Staples.com Stock are issuable under the Plan. As no shares of Staples.com Stock have been issued under the Registration Statement, the Registration Statement is hereby amended to remove from registration all 125,000 shares of Staples.com Stock which remain unissued thereunder.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on August 27, 2001.

                                       STAPLES, INC.



                                       By:      /s/  Thomas G. Stemberg
                                                -----------------------
                                                Thomas G. Stemberg
                                                Chairman of the Board and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the 27th day of August, 2001.

                 Signature                                    Capacity
                 ---------                                    --------

                                              Chairman of the Board and
       /s/ Thomas G. Stemberg                 Chief Executive Officer
-------------------------------------         (Principal Executive Officer)
           Thomas G. Stemberg
                                              Executive Vice President,
                                              Chief Financial Officer and
           John J. Mahoney*                   Chief Administrative Officer
-------------------------------------         (Principal Financial Officer)
           John J. Mahoney


                                              Senior Vice President and
       /s/ Patrick Hickey                     Corporate Controller
------------------------------------          (Principal Accounting Officer)
           Patrick Hickey


         Basil L. Anderson*                   Director
------------------------------------
         Basil L. Anderson


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                                             Director
------------------------------------
           Arthur M. Blank



       Mary Elizabeth Burton*                Director
------------------------------------
       Mary Elizabeth Burton



        George J. Mitchell*                  Director
------------------------------------
        George J. Mitchell



       James L. Moody, Jr.*                  Director
------------------------------------
       James L. Moody, Jr.



       Rowland T. Moriarty*                  Director
------------------------------------
       Rowland T. Moriarty



       Robert C. Nakasone*                   Director
------------------------------------
       Robert C. Nakasone



         W. Mitt Romney*                     Director
------------------------------------
         W. Mitt Romney



       /s/ Ronald L. Sargent                 Director
------------------------------------
           Ronald L. Sargent



             Martin Trust*                   Director
------------------------------------
             Martin Trust

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            Paul F. Walsh*                   Director
------------------------------------
            Paul F. Walsh



         Margaret C. Whitman*                Director
------------------------------------
         Margaret C. Whitman


* By:    /s/ THOMAS G. STEMBERG
         ---------------------------
         Thomas G. Stemberg
         ATTORNEY-IN-FACT